EX-99.1

FOR IMMEDIATE RELEASE

CareMax, Inc. Appoints Dr. Vincent Omachonu to Board of Directors

MIAMI, FL - Sept. 7, 2021 – CareMax, Inc. (“CareMax”) (NASDAQ: CMAX; CMAXW), a leading technology-enabled provider of value-based care to seniors, today announced that Dr. Vincent Omachonu has been appointed as an independent member of the CareMax board of directors.

“We are very pleased to have Dr. Omachonu join our board of healthcare industry veterans,” said Carlos de Solo, CEO of CareMax. “Dr. Omachonu has extensive expertise in managed care and process improvement, and has helped to create replicable and measurable workflows in the industry, resulting in better patient experience and outcomes. We look forward to leveraging Dr. Omachonu’s expertise as we work to bring CareMax’s value-based model nationwide.”

Dr. Omachonu is a Professor and Chair of the Department of Industrial Engineering at the University of Miami and President of Vintex International, Inc., a Miami-based training and consulting company. He is the author of five books that are widely used in the healthcare industry and the field of Quality Improvement. Dr. Omachonu’s work was instrumental in the early adoption of the TQM methodology by hospitals in the United States, Central and South America, as well as the Caribbean.

Dr. Omachonu received his Ph.D. in Industrial Engineering from the New York University Tandon School of Engineering. He has two master’s degrees one in Operations Research from Columbia University, New York, and the other in Industrial Engineering from the University of Miami, Florida. His B.S. degree is also in Industrial Engineering from the University of Miami. He is a Master Black Belt in Lean Six Sigma Quality Methodology, and a Registered Professional Engineer (P.E. License) in the State of Florida.

“CareMax’s value-based healthcare model has been proven to help patients improve their health, reduce the effects and incidence of chronic disease and live healthier lives,” said Dr. Omachonu. “I look forward to working with the leadership team to expand the CareMax footprint throughout the country.”

To learn more about CareMax, please visit www.caremax.com.

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About CareMax

CareMax is a technology-enabled care platform providing value-based care and chronic disease management to seniors. CareMax operates 42 wholly owned medical centers serving 66,000 patients that offer a comprehensive suite of healthcare and social services, and a proprietary software and services platform that provides data, analytics, and rules-based decision tools/workflows for physicians across the United States. CareMax is listed on the Nasdaq Stock Market under the trading symbol “CMAX.” Learn more at www.caremax.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and strategy. Words such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” or “will,” or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the impact of COVID-19 or any variant thereof on the Company’s business and results of operation; the availability of sites for medical facilities and the costs of opening such medical facilities; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to the Company’s services; the Company’s ability to continue its growth, including in new markets; changes in laws and regulations applicable to the Company’s business, in particular with respect to Medicare Advantage and Medicaid; the Company’s ability to maintain its relationships with health plans and other key payers; any delay, modification or cancellation of government contracts; the Company’s future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs; the Company or any other party’s ability to fulfill contractual obligations; and the Company’s ability to recruit and retain qualified team members and independent physicians. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s reports filed with the SEC. All information provided in this press release is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law, and forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release.

Contacts:

CareMax, Inc.

Media

Christine Bucan

(305) 542-8855

Christine@thinkbsg.com

Investor Relations

Ben Quirk

(415) 640-3715

ben.quirk@caremax.com

The Equity Group Inc.

Devin Sullivan

(212) 836-9608

dsullivan@equityny.com